Exhibit 99.1

Teladoc Announces Full-Year and Fourth Quarter 2016 Results

2016 Revenue of $123.2 million, growth of 59%; 4Q 2016 Revenue of $37.4 million, growth of 65%

Total Membership of 17.5 million, growth of 43%

2016 Visits of 952,081, growth of 65%; 4Q 2016 Visits of 310,467, growth of 68%

LEWISVILLE, Texas (March 1, 2017) — Teladoc, Inc. (NYSE: TDOC), the undisputed leader in telehealth, providing access to care for millions, today announced results for the full-year and fourth-quarter ended December 31, 2016.

“In 2016, we executed on our key financial and strategic objectives, while strengthening our product portfolio to drive further consumer engagement and the overall inflection point in telehealth adoption,” said Jason Gorevic, chief executive officer of Teladoc. “Looking to 2017, we remain focused on our long-term growth levers, which will deliver continued progress towards our previously stated 2017 financial targets.”

Financial Performance for the Fourth Quarter and Full-Year Ended December 31, 2016

All comparisons are to the fourth quarter and full-year ended December 31, 2015.

•	Total revenue was $37.4 million for fourth quarter 2016, an increase of 65%. Full-year 2016 revenue was $123.2 million, an increase of 59%.
o

Revenue from Subscription Access Fees was $30.4 million for fourth quarter 2016, an increase of 69%. For the full-year 2016, revenue from Subscription Access Fees was $100.5 million, an increase of 59%.

o	Revenue from Visit Fees was $7.0 million for fourth quarter 2016, an increase of 50%. For the full-year 2016, revenue from Visit Fees was $22.7 million, an increase of 61%.
•	Total membership was 17.5 million, an increase of 43%.
•	Total visits recorded was 310,467 visits for fourth quarter 2016, an increase of 68%. Full-year 2016 total visits recorded was 952,081, an increase of 65%.
o	Paid visits as a percentage of total visits was 59% in the fourth quarter 2016 compared to 64%. For the full-year 2016, paid visits as a percentage of total visits was 61% compared to 64%.
•	Gross margin was 73.2% for fourth quarter 2016 compared to 71.4%. Full-year 2016 gross margin was 74.0% compared to 72.8%.
•

Adjusted EBITDA improved to a loss of $8.0 million for fourth quarter 2016, compared to a loss of $11.8 million. For the full-year 2016, Adjusted EBITDA improved to a loss of $39.7 million, compared to a loss of $47.3 million.

•

EBITDA improved to a loss of $10.6 million for fourth quarter 2016, compared to an EBITDA loss of $12.8 million. For the full-year 2016, EBITDA loss was $62.8 million compared to $50.9 million. EBITDA loss for the full-year 2016 included previously disclosed non-recurring, primarily non-cash charges of $15.4 million incurred during the second and third quarter of 2016.

•

Net loss was $14.3 million for fourth quarter 2016, compared to $15.0 million. For the full-year 2016, net loss was $74.2 million compared to $58.0 million. Net loss in the full-year 2016 includes the previously mentioned non-recurring, primarily non-cash charges.

•

Net loss per basic and diluted share was $0.31 for fourth quarter 2016, compared to a net loss per share of $0.39. For the full-year 2016, net loss per basic and diluted share improved to $1.75 from $2.91. Excluding the non-recurring, primarily non-cash charges noted above, net loss per basic and diluted share would have been $1.39 for the full-year ended December 31, 2016.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

First Quarter 2017 Guidance: Revenue for the company’s first quarter 2017 is expected to be in the range of $41.5 million to $42.5 million. EBITDA is expected to be in the range of a loss of $14 million to a loss of $15 million. Adjusted EBITDA is expected to be in the range of a loss of $10 million to a loss of $11 million. Membership is expected to total approximately 20.0 million to 20.5 million at March 31, 2017. Total visits are projected to be between 375,000 and 385,000. First quarter net loss per share, based on 52.1 million weighted average shares outstanding, is expected to be between $(0.33) and $(0.34).

Full Year 2017 Guidance: Revenue for the full year 2017 is expected to be in the range of $180 million to $185 million. EBITDA is expected to be in the range of a loss of $31 million to a loss of $34 million. Adjusted EBITDA is expected to be in the range of a loss of $19.5 million to a loss of $22.5 million and the Company targets to be Adjusted EBITDA break-even in the fourth-quarter of 2017. Membership is expected to total approximately 21.5 million to 23.0 million at December 31, 2017. Total visits for the full year are projected to be between 1,400,000 and 1,450,000. Net loss per share, based on 54.2 million weighted average shares outstanding, is expected to be between $(0.85) and $(0.91).

Quarterly Conference Call

The fourth quarter 2016 earnings conference call and webcast will be held Wednesday, March 1, 2017 at 5:00 p.m. Eastern. The conference call can be accessed by dialing 1-877-201-0168 for U.S. participants, or 1-647-788-4901 for international participants, and including the following Conference ID Number: 56315696 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com. A webcast replay will be available for on-demand listening shortly after the completion of the call in the same web link.

About Teladoc

Teladoc, Inc. (NYSE:TDOC) is the nation’s leading provider of telehealth services and a pioneering force in bringing the virtual care visit into the mainstream of today’s health care ecosystem. Serving some 7,500 clients — including health plans, health systems, employers and other organizations — more than 17.5 million members can use phone, mobile devices and secure online video to connect within minutes to Teladoc’s network of more than 3,000 board-certified, state-licensed physicians and behavioral health specialists, 24/7. With national coverage, a robust, scalable platform and a Lewisville, TX-based member services center staffed by 400 employees, Teladoc offers the industry’s most comprehensive and complete telehealth solution including primary care, behavioral health care, dermatology, tobacco cessation and more. For additional information, please visit www.teladoc.com.

Investors:
Jisoo Suh

Director of Investor Relations

914-265-6706

jsuh@teladoc.com

Media:

Courtney McLeod

Director of Public Relations

203-253-3257

cmcleod@teladoc.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network.  Additional relevant risks that may affect our results are described in certain of our filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$50,015	$55,066
Short-term investments	15,793	82,282
Accounts receivable, net of allowance of $2,422 and $1,812, respectively	13,806	12,134
Prepaid expenses and other current assets	3,103	2,096
Total current assets	82,717	151,578
Property and equipment, net	7,479	6,259
Goodwill	188,184	56,342
Intangible assets, net	24,875	15,265
Other assets	415	293
Total assets	$303,670	$229,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,236	$2,213
Accrued expenses and other current liabilities	7,981	8,197
Accrued compensation	8,856	6,326
Long-term bank and other debt-current portion	2,000	1,250
Total current liabilities	21,073	17,986
Other liabilities	7,609	6,775
Deferred taxes	1,694	1,185
Long term bank and other debt, net	42,424	25,227
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized as of December 31, 2016 and 2015; 46,201,563 shares and 38,524,922 shares issued and outstanding as of December 31, 2016 and 2015, respectively	46	38
Additional paid-in capital	435,551	309,078
Accumulated deficit	(204,726)	(130,510)
Accumulated other comprehensive loss	(1)	(42)
Total stockholders’ equity	230,870	178,564
Total liabilities and stockholders’ equity	$303,670	$229,737

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Year Ended December 31,
	2016	2015	2014
Revenue	$123,157	$77,384	$43,528
Cost of revenue	31,971	21,041	9,929
Gross profit	91,186	56,343	33,599
Operating expenses:
Advertising and marketing	34,720	20,236	7,662
Sales	26,243	17,976	11,571
Technology and development	21,815	14,210	7,573
Legal	4,117	8,878	1,311
Regulatory	3,158	2,433	429
Acquisition related costs	6,959	551	196
General and administrative	48,568	42,981	17,687
Depreciation and amortization	8,270	4,863	2,320
Loss from operations	(62,664)	(55,785)	(15,150)
Amortization of warrants and loss on extinguishment of debt	8,454	—	—
Interest expense, net	2,588	2,199	1,499
Net loss before taxes	(73,706)	(57,984)	(16,649)
Income tax provision	510	36	388
Net loss	$(74,216)	$(58,020)	$(17,037)
Net loss per share, basic and diluted	$(1.75)	$(2.91)	$(10.25)

Weighted-average shares used to compute basic and diluted net loss per share	42,330,908	19,917,348	1,962,845

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows used in operating activities:
Net loss	$(74,216)	$(58,020)	$(17,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,270	4,863	2,320
Allowance for doubtful accounts	2,412	2,034	1,308
Stock-based compensation	7,723	3,075	533
Deferred income taxes	510	36	388
Accretion of interest	262	460	106
Amortization of warrants	7,717	798	—
Changes in operating assets and liabilities:		—	—
Accounts receivable	(2,900)	(6,795)	(5,079)
Prepaid expenses and other current assets	(826)	(957)	(436)
Other assets	(42)	5	(185)
Accounts payable	(813)	(612)	2,099
Accrued expenses and other current liabilities	(2,221)	3,457	(26)
Accrued compensation	1,688	2,887	1,971
Other liabilities	641	1,588	2,679
Net cash used in operating activities	(51,795)	(47,181)	(11,359)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,108)	(6,275)	(1,069)
Purchase of internal software	(1,304)	(1,542)	(665)
Purchase of marketable securities	(44,146)	(103,030)	—
Proceeds from the liquidation/maturity of marketable securities	110,717	20,411	—
Acquisition of business, net of cash acquired	(37,013)	(17,767)	(13,844)
Net cash provided by (used in) investing activities	26,146	(108,203)	(15,578)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	2,524	428	747
Proceeds from issuance of convertible preferred stock	—	—	50,082
Proceeds from borrowing under bank and other debt	34,990	6,800	19,700
Repayment of bank loan and other debt	(17,166)	(6,332)	—
Proceeds from issuance of common stock under IPO	—	163,118	—
Proceeds from issuance of common stock	250	—	—
Repurchase of stock	—	—	(368)
Net cash provided by financing activities	20,598	164,014	70,161
Net (decrease) increase in cash and cash equivalents	(5,051)	8,630	43,224
Cash and cash equivalents at beginning of the period	55,066	46,436	3,212
Cash and cash equivalents at end of the period	$50,015	$55,066	$46,436
Interest paid	$2,387	$1,995	$1,191

Table 1

EBITDA and Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Year Ended
	December 31,
	2016	2015	2014
Net loss	$(74,216)	$(58,020)	$(17,037)
Add (deduct):
Interest expense, net	2,588	2,199	1,499
Income tax provision	510	36	388
Depreciation expense	2,176	1,133	335
Amortization expense	6,094	3,730	1,985
EBITDA(1)	(62,848)	(50,922)	(12,830)
Stock-based compensation	7,723	3,075	533
Amortization of warrants and loss on extinguishment of debt	8,454	—	—
Acquisition related costs	6,959	551	196
Adjusted EBITDA(2)	$(39,712)	$(47,296)	$(12,101)

(1)	EBITDA

EBITDA consists of net loss before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, a non-U.S. GAAP financial measure. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. Accordingly, we utilize Adjusted EBITDA as the primary measure of our performance.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, amortization of warrants and loss on extinguishment of debt and acquisition related costs related to mergers and acquisitions. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe this financial measure is commonly used by investors to evaluate our performance. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has an important limitation as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	does not reflect the significant non-recurring charge associated with the amortization of warrants and loss on extinguishment of debt; and
•	does not reflect the significant acquisition related costs related to mergers and acquisitions; and
•	eliminates the impact of income taxes on our results of operations; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any expenditures for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting the usefulness of Adjusted EBITDA as comparative measures.

We compensate for these limitations by using Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Table 2

Net  Loss  Per  Share Reconciliation

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP net loss per share, basic and diluted	$(0.31)	$(0.39)	$(1.75)	$(2.91)
Adjustment for non-recurring expenses (1)	—	—	0.36	0.03
Net loss per share, excluding non-recurring expenses	$(0.31)	$(0.39)	$(1.39)	$(2.88)

(1)	Adjustment for non-recurring expenses

For 2016, this adjustment represents the acquisition related non-recurring and primarily non-cash charge of $6.9 million, net of tax for the year ended December 31, 2016 as well as the amortization of warrants and loss on extinguishment of debt non-recurring and primarily non-cash charge of $8.5 million, net of tax for the year ended December 31, 2016. For 2015, this adjustment represents the acquisition related non-recurring charge of $0.6 million, net of tax for the year ended December 31, 2015.